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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                             WASHINGTON MUTUAL, INC.

                          20,000,000 Depositary Shares
              Each Representing a 1/40,000th Interest in a Share of
         Series K Perpetual Non-Cumulative Floating Rate Preferred Stock
                            (no par value per Share)

                             UNDERWRITING AGREEMENT
                               SEPTEMBER 11, 2006

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                             UNDERWRITING AGREEMENT

                                                              September 11, 2006

Goldman, Sachs & Co.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Representative of the several Underwriters named in Schedule A
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

            Washington Mutual, Inc., a corporation organized under the laws of the State of Washington (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representatives, an aggregate amount of 20,000,000 Depositary Shares (the "Depositary Shares"), each representing a 1/40,000th interest in a share of the Company's Series K Perpetual Non-Cumulative Floating Rate Preferred Stock (the "Series K Preferred Stock"). The Series K Preferred Stock and the Depositary Shares are, individually and together, referred to herein as the "Securities". The Securities are described in the Prospectus that is referred to below.

            The Company has prepared and filed in respect of the Securities, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") an "automatic shelf registration statement" (as defined in Rule 405 under the Act) on Form S-3 (File No. 333-130929) (the "registration statement"), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). Such registration statement, and any post effective amendment thereto, became effective on filing.

            Except where the context otherwise requires, "Registration Statement", as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the "Effective Time"), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time.

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            The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Depositary Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein (to the extent such documents are not publicly available through the Commission's EDGAR database), relating to the Securities. Except where the context otherwise requires, "Pre-Pricing Prospectus", as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, "Basic Prospectus", as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

            Except where the context otherwise requires:

            - "Pricing Prospectus", as used herein, means the Pre-Pricing Prospectus (including the related Basic Prospectus), as amended and supplemented immediately prior to the Applicable Time;

            - "Prospectus Supplement", as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Depositary Shares; and

            - "Prospectus", as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

            "Permitted Free Writing Prospectuses", as used herein, means the documents listed on Schedule B attached hereto and each "road show" (as defined in Rule 433 under the Act), if any, related to the offering of the Depositary Shares contemplated hereby that is a "written communication" (as defined in Rule 405 under the Act). Each Underwriter severally covenants and agrees with the Company that such Underwriter has not offered or sold and will not offer or sell, without the Company's prior written consent, any Depositary Shares by means of any "free writing prospectus" (as defined in Rule 405 under the Act) (other than one or more term sheets containing customary information, which in their final form will not be inconsistent with Exhibit C hereof) where the use or reference to such free writing prospectus would require the filing of any "issuer information" (as defined in Rule 433 under the Act), other than a Permitted Free Writing Prospectus.

            "Pricing Disclosure Package", as used herein, means the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(b) hereof, taken together with each Permitted Free Writing Prospectus, as of 6:20 p.m. (Eastern time) on the date of this Agreement (the "Applicable Time").

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            Any reference herein to the Registration Statement, any Basic
Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the "Incorporated Documents"), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms "amend", "amendment" or "supplement", with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

            As used in this Agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein", "hereof", "hereto", "hereinafter" and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term "or", as used herein, is not exclusive.

            The Company and the Underwriters agree as follows:

            1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $24.625 per Depositary Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Depositary Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Depositary Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            2. Payment and Delivery. Payment of the purchase price for the Depositary Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Depositary Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 18, 2006 (such time being referred to herein as the "Time of Purchase", and such date being referred to herein as the "Closing Date") (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). Electronic transfer of the Depositary Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Depositary Shares shall be made at the offices of Sullivan & Cromwell LLP at

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125 Broad Street, New York, New York, 10004, at 9:00 A.M., New York City time, on the Closing Date.

            3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission;

            (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase in connection with any sale of Depositary Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form "S-3" in connection with the offering and sale of the Depositary Shares as contemplated hereby have been satisfied; the Registration Statement constitutes an "automatic shelf registration statement" (as defined in Rule 405 under the Act); the Company has not received from the Commission a notice, pursuant to Rule 401(g)(2) under the Act, of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a "well-known seasoned issuer" as defined in Rule 405 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; each Pre-Pricing Prospectus and any amendment or supplement thereto, as of its date and the date it was filed with the Commission, and the Pricing Prospectus, as then amended or supplemented as of the Applicable Time, in each case when read together with the then issued Permitted Free Writing Prospectuses and the information in Schedule C hereto, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase in connection with any sale of Depositary Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state

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      a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and, each Permitted Free Writing Prospectus, when read together with the Pricing Prospectus, any other Permitted Free Writing Prospectuses then issued and the information in Schedule C hereto, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in or omission from the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any "prospectus" (within the meaning of the Act) or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Securities other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company is not an "ineligible issuer" (as defined in Rule 405 under the Act) for the purposes of Rules 164 and Rule 433 under the Act with respect to the offer of the Securities; and the Company has complied with the requirements of Rule 163, Rule 164 and Rule 433 under the Act applicable to any Permitted Free Writing Prospectus;

            (d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pricing Prospectus and the Prospectus entitled "Capitalization" and "Description of Capital Stock" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the Time of Purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pricing Prospectus and the Prospectus entitled "Capitalization" and "Description of Capital Stock" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to repurchases by the company of its common stock pursuant to the 150 million share repurchase program announced by the Company on July 19, 2006, the issuance of shares of common stock of the Company upon exercise of stock options disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans

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      described in the Registration Statement (excluding the exhibits thereto),
      Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including common stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Depositary Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the "NYSE")";

            (e) the Company has been duly incorporated and is an existing corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failure to qualify that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or the consummation of any of the transactions contemplated by the Pricing Disclosure Package or this Agreement (a "Material Adverse Effect").

            (f) New American Capital, Inc. has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, and Washington Mutual Bank ("WMB" and, together with New American Capital, Inc., each a "Significant Subsidiary", and, together, the "Significant Subsidiaries") has been duly organized as a federal savings association and is in good standing under the laws of the United States. Each Significant Subsidiary has the power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failure to qualify, which would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects. The Company has no "significant subsidiaries" as defined in Rule 1-02(w) of the Commission's Regulation S-X, other than the Significant Subsidiaries;

            (g) the Company has been duly registered as a savings and loan holding company under the applicable provisions of the Home Owners' Loan Act; the Company and each of its subsidiaries are in compliance in all material respects with all applicable laws administered by and regulations of the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision and any other federal or state bank regulatory authority (the "Bank Regulatory Authorities") with jurisdiction over WMB or any of its subsidiaries, other than where such failures to comply would not, individually or in the

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      aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions;

            (h) the Deposit Agreement, between the Company and Mellon Investor Services LLC, as Depositary (the "Deposit Agreement"), in substantially the form previously provided to you, has been duly authorized by the Company and, at the Time of Purchase, will have been duly executed and delivered, will conform in all material respects to the description thereof in the Pricing Disclosure Package, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (i) the Series K Preferred Stock has been duly authorized and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or other similar rights of any securityholder of the Company; upon issuance by the Depositary of Depositary Shares against the deposit of Series K Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Shares will be duly and validly issued and the persons in whose names the Depositary Receipts representing the Depositary Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Series K Preferred Stock, the Depositary Shares and the Depositary Receipts conform in all material respects with the descriptions thereof in the Pricing Disclosure Package;

            (j) no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement or in connection with the issuance and sale of any of the Securities, except (i) such as will have been obtained or made prior to the Time of Purchase and (ii) as may be required under state securities or "blue sky" laws;

            (k) the execution, delivery and performance of this Agreement and the Deposit Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having

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      jurisdiction over the Company or any Significant Subsidiary or any of their properties, (ii) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for such breach, violation or default which would not individually or in the aggregate have a Material Adverse Effect, or (iii) the chartering document or by-laws of the Company or any Significant Subsidiary; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Securities as contemplated by this Agreement;

            (l) this Agreement has been duly authorized, executed and delivered by the Company;

            (m) except as disclosed in the Pricing Disclosure Package and except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them; and except as disclosed in the Pricing Disclosure Package and except for such failure that would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them;

            (n) the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

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            (o) except as disclosed in the Pricing Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Depositary Shares;
      and no such actions, suits or proceedings are, to the Company's knowledge, threatened in writing or, to the Company's knowledge, contemplated;

            (p) the financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package present fairly the financial position of the Company, and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown in such financial statements, and, except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

            (q) except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by Pricing Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

            (r) the Company is not and, after giving effect to the issuance of the Series K Preferred Stock and the offering and sale of the Depositary Shares and the application of the proceeds thereof, each as described in the Pricing Disclosure Package, will not be an "investment company" as defined in the United States Investment Company Act of 1940, as amended;

            (s) the Company, on a consolidated basis, has insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which the Company and its consolidated subsidiaries are engaged. The Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance;

            (t) none of the proceeds of the sale of the Securities will be used, directly or indirectly, for any purpose which would violate Regulation U of the Federal Reserve Board;

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            (u) prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Depositary Shares;

            (v) the statements set forth in the Pricing Prospectus and the Prospectus under the captions "Description of Series K Preferred Stock" and "Description of Depositary Shares", insofar as they purport to constitute a summary of the terms of Series K Preferred Stock and the Depositary Shares, and under the captions "Certain U.S. Federal Income Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (w) the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and
      (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (x) based on its evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

            (y) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

            (z) the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company

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      or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;

            (aa) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

            (bb) the Company has not received any notice from the NYSE regarding the delisting of its Common Stock from the NYSE; and

            (cc) to the Company's knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company's officers, directors or 5% or greater security holders or any beneficial owner of the Company's unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus.

            In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Depositary Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            4. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Depositary Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may request for the distribution of the Depositary Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Depositary Shares); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Depositary Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Purchase that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

            (c) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

            (d) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Depositary Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

            (e) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Depositary Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an "automatic shelf registration statement" (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) notify you promptly, (ii) file promptly with the Commission a new registration statement under the Act relating to the Depositary Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Depositary Shares to continue as contemplated in the Prospectus (in each case at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter); all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

            (f) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Depositary Shares, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Depositary Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an "automatic shelf registration statement" (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an "automatic shelf registration statement" (as defined in Rule 405 under the Act), then such new registration statement need not constitute an "automatic shelf registration statement" (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Depositary Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any; provided, that at any action required to be taken by the Company pursuant to this paragraph shall be at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter;

            (g) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use the Company's best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters' counsel copies of any such documents (other than amendments consisting solely of one or more reports, statements or other documents to be filed by the Company pursuant to
      Section 13, 14 or 15(d) of the Exchange Act) for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

            (h) subject to Section 4(g) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares;

            (i) to pay the fees applicable to the Registration Statement in connection with the offering of the Depositary Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

            (j) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Depositary Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, promptly to prepare and furnish, (at the Company's expense at any time up to nine months after the date hereof, and at the expense of the Underwriters thereafter) to the Underwriters such amendments or supplements to the Prospectus as may be necessary to reflect any such change or to effect such compliance;

            (k) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

            (l) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters, in each case only to the extent such documents are not publicly available on the Commission's EDGAR database;

            (m) to apply the net proceeds from the sale of the Depositary Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus Supplement;

            (n) to pay all costs, expenses, fees and taxes in connection with
      (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free

      Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities to the Underwriters, including any stock or transfer taxes and stamp or similar duties payable upon issuance of the Series K Preferred Stock and the deposit thereof with the Depositary in accordance with the terms of the Deposit Agreement or the sale, issuance or delivery of the Depositary Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Depositary Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Depositary Shares on any securities exchange or qualification of the Depositary Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Depositary Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Depositary Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company's other obligations hereunder. It is understood, however, that except as provided in this Section, and Sections 5 and 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they make;

            (o) with respect to the offering of the Securities to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

            (p) beginning on the date hereof and ending on, and including, the earlier of (1) the date that is 30 days after the date of the Prospectus Supplement or (2) the date on which you notify the Company that the Underwriters have completed the distribution of the Depositary Shares, without your prior written consent, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Series K Preferred Stock, any Depositary Shares or any other securities of the Company that are substantially similar to the Series K Preferred Stock or the Depositary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Series K Preferred Stock, any Depositary Shares or any other securities of the Company that are substantially similar to the Series K Preferred Stock or the Depositary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series K Preferred Stock, the Depositary Shares or any other securities of the Company that are substantially similar to the Series K Preferred Stock or the Depositary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Series K Preferred Stock or Depositary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or
      (iii), except, in each case, for the registration of the offer and sale of the Securities as contemplated by this Agreement;

            (q) not, at any time at or after the execution of this Agreement, directly or indirectly, to offer or sell any Depositary Shares by means of any "prospectus" (within the meaning of the Act), or use any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Depositary Shares, in each case other than the Prospectus;

            (r) not to, and to cause each of its direct and indirect subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares;

            (s) to use its best efforts to cause the Depositary Shares to be listed on the NYSE and to maintain the listing of the Depositary Shares on the NYSE; and

            (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Series K Preferred Stock; and to maintain a transfer agent and depositary for the Depositary Shares.

            5. Reimbursement of Underwriters' Expenses. If the Depositary Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonably incurred out-of-pocket expenses, including the fees and disbursements of their counsel.

            6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase, and to the following additional conditions precedent:

            (a) The Company shall furnish to you at the Time of Purchase, an opinion of Heller Ehrman LLP, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS Securities LLC ("UBS"), substantially in the form set forth in Exhibit A hereto.

            (b) The Company shall furnish to you at the Time of Purchase, an opinion and a disclosure letter of Simpson Thacher & Bartlett LLP, counsel for the Company, each addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, substantially in the forms set forth in Exhibit B-1 and Exhibit B-2 hereto.

            (c) The Company shall furnish to you at the Time of Purchase, an opinion of Charles Edward Smith III, First Vice President and Senior Counsel of the Company, addressed to the Underwriters, and dated the Time of Purchase, with executed copies for each of the other Underwriters, and in form and substance satisfactory to UBS, substantially in the form set forth in Exhibit C hereto.

            (d) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the Time of Purchase and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.

            (e) You shall have received at the Time of Purchase, the favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Time of Purchase, in form and substance reasonably satisfactory to UBS.

            (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

            (g) The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

            (h) Prior to and at the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and
      (v) none of the Permitted Free Writing Prospectuses, if any, when read together with the Pricing Disclosure Package shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (i) The Company will, at the Time of Purchase, deliver to you a certificate of its Chief Executive Officer, President, or any Executive Vice President and its Chief Financial Officer, Treasurer or Controller dated the Closing Date, in the form attached as Exhibit D hereto.

            (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase as you may reasonably request.

            (k) The Depositary Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Time of Purchase.

            (l) The National Association of Securities Dealers, Inc. (the "NASD") shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

            7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, the effect of which change or development is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company's securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or
(E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

            If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

            If the sale to the Underwriters of the Depositary Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Depositary Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Depositary Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Depositary Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Depositary Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Depositary Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Depositary Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Depositary Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Depositary Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Depositary Shares hereunder unless all of the Depositary Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

            The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

            If the aggregate number of Depositary Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Depositary Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Depositary Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            9. Indemnity and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus or in any "issuer information" (as defined in Rule

      433 under the Act) of the Company which is filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, Permitted Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Underwriter expressly for use therein.

            (b) Each Underwriter will indemnify and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company, as identified in Section 10, expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arise out of or are based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company, as identified in
      Section 10, expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Depositary Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this
      Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

            10. Information Furnished by the Underwriters. The statements set forth in the first paragraph under the caption "Underwriting - Commissions and Discounts" in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriters, and the statements set forth in the paragraph immediately preceding the caption "Underwriting - Commissions and Discounts" constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

            11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to each of (a) Goldman, Sachs & Co., 1 New York Plaza, New York, NY 10004,
Attention: Registration Department, (b) Lehman Brothers Inc., 745 7th Avenue, New York, NY 10019, Attention: Debt Capital Markets, Financial Institutions Group (with a copy to the General Counsel at the same address), (c) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (d) UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1301 Second Avenue, Seattle, Washington 98101, Attention: Funding Manager, with a copy to the Company's Legal Department prior to October 1, 2006 at 1201 Third Avenue, Seattle, Washington 98101, Attention: Charles E. Smith and thereafter at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles
E. Smith.

            12. GOVERNING LAW; CONSTRUCTION. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

            13. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

            14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

            15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company's securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

            16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

            17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

            18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

            If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

                                Very truly yours,

                                WASHINGTON MUTUAL, INC.

                                By: /s/ Robert J. Williams
                                    -----------------------------------------
                                    Name:  Robert J. Williams
                                    Title: Senior Vice President and Treasurer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
    ----------------------------------------

Lehman Brothers Inc.

By: /s/ Martin Goldberg
    ----------------------------------------
    Name:  Martin Goldberg
    Title: Senior Vice President

Morgan Stanley & Co. Incorporated

By: /s/ Michael Fusco
    ----------------------------------------
    Name:  Michael Fusco
    Title: Executive Director

UBS Securities LLC

By: /s/ Edward Arden
    ----------------------------------------
    Name:  Edward Arden
    Title: Managing Director

By: /s/ James M. Sponen
    ----------------------------------------
    Name:  James M. Sponen
    Title: Executive Director

                                   SCHEDULE A

                                                  Number of
                                                  Depositary
Underwriter                                         Shares
------------------------------------------------  ----------
Goldman, Sachs & Co.............................   3,700,000
Lehman Brothers Inc.............................   3,700,000
Morgan Stanley & Co. Incorporated...............   3,700,000
UBS Securities LLC..............................   7,400,000
Banc of America Securities LLC..................     500,000
Credit Suisse Securities (USA) LLC..............     500,000
J.P. Morgan Securities Inc......................     500,000
                                                  ----------
     Total......................................  20,000,000
                                                  ==========

                                   SCHEDULE B

                       Permitted Free Writing Prospectuses

Final Term Sheet prepared and filed pursuant to Section 4(b) and in the form of Schedule C.

                                   SCHEDULE C

                                                    FILED UNDER RULE 433
                                                    DATED SEPTEMBER 11, 2006
                                                    FILE NO. 333-130929

                                FINAL TERM SHEET

ISSUER:                Washington Mutual, Inc. (Ticker: WM)

SECURITY:              Depositary shares each representing 1/40,000th interest
                       in a Share of Series K Perpetual Non-Cumulative Floating
                       Rate Preferred Stock ("Series K Preferred Stock")

SIZE: 20,000,000 depositary shares (representing an aggregate of 500 shares of Series K Preferred Stock)

MATURITY:              Perpetual

EXPECTED RATINGS:      Baa2/BBB/A- (Moody's / S&P / Fitch)

AGGREGATE              $500,000,000 ($1,000,000 per share of Series K Preferred
LIQUIDATION            Stock, equivalent to $25 per Depositary Share)
PREFERENCE:

DIVIDEND RATE          At a rate per annum equal to the greater of (1)
(NON-CUMULATIVE):      3-Month USD LIBOR for the related dividend period,
                       plus 0.70% or (2) 4.00%.

DIVIDEND PAYMENT       15th day of March, June, September and December
DATE:                  of each year, commencing on December 15, 2006

REDEMPTION:            On or after the dividend payment date occurring in
                       September 2011, at $25 per depositary share plus any
                       declared and unpaid dividends (subject to certain
                       limitations described in the prospectus supplement)

TRADE DATE:            9/11/2006

SETTLE:                T+5; (9/18/2006)

PUBLIC OFFERING        $25.00 per depositary share
PRICE:

PURCHASE PRICE BY      98.50%
UNDERWRITERS:

NET PROCEEDS (BEFORE   $492,500,000
EXPENSES) TO ISSUER:

JOINT BOOK-            UBS Securities LLC, Goldman, Sachs & Co., Lehman Brothers
RUNNERS:               Inc. and Morgan Stanley & Co. Incorporated

CUSIP:                 939322 83 0

LISTING: The depositary shares have been approved for listing on the NYSE under the symbol "WM PrK", subject to official notice of issuance. Trading is expected to begin within 30 days of September 18, 2006, the original issue date.

THIS COMMUNICATION IS INTENDED FOR THE SOLE USE OF THE PERSON TO WHOM IT IS PROVIDED BY US.

THE ISSUER HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS, WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-471-2526 (GOLDMAN, SACHS & CO.), 1-888 603 5847 (LEHMAN BROTHERS INC.), 1-866-718-1649 (MORGAN STANLEY & CO. INCORPORATED) OR 1-888-722-9555 (ATTENTION FIXED INCOME SYNDICATE; UBS SECURITIES LLC).

                                    EXHIBIT A

                          OPINION OF HELLER EHRMAN LLP

[date]

Goldman, Sachs & Co.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Managing Underwriters
"c/o UBS Securities LLC"
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

1. The Company has been duly incorporated and is an existing corporation under the laws of the State of Washington.

2. The Company has the corporate power and corporate authority (i) to own its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and (ii) to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including, without limitation, the issuance of the Series K Preferred Stock and the deposit thereof with the Depositary and the sale and delivery of the Depositary Shares.

3. The Company has been duly registered as a savings and loan holding company under the applicable provisions of the Home Owners' Loan Act.

4. The Series K Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and, to our knowledge, will not be issued in violation of the pre-emptive or other similar rights of any securityholder of the Company.

5. The shares of the Series K Preferred Stock are free of statutory pre-emptive rights and, to our knowledge, contractual pre-emptive rights, resale rights, rights of first refusal and similar rights.

6. The certificates for the shares of Series K Preferred Stock are in due and proper form.

7. The description in the Pre-Pricing Prospectus Supplement and the Prospectus Supplement under caption "Description of Series K Preferred Stock" and in the Basic Prospectus under the caption "Description of Capital Stock," insofar as they purport to describe the provisions of laws, securities and other documents referred to therein, are accurate in all material respects and provide a fair summary of such provisions in all material respects.

8. Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

9. No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Washington or any court located in the State of Washington or approval of the shareholders of the Company, is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Deposit Agreement or in connection with the issuance and sale of any of the Series K Preferred Stock or the Depositary Receipts, except as may be required under the securities or "blue sky" laws of the State of Washington and except for the filing of the Company Articles of Amendment relating to the Series K Preferred Stock with the Washington Secretary of State (which has been made).

10. The execution, delivery and performance of the Underwriting Agreement by the Company, the execution, delivery and performance of the Deposit Agreement by the Company and the issuance and sale of the Securities in compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of any statute, any rule or any regulation of any governmental agency or body of the State of Washington.

11. All documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and so deemed to be included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, as the case may be, or any amendment or supplement thereto (other than the financial statements, the related schedules therein and other financial data contained therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respect with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                                   EXHIBIT B-1

                    OPINION OF SIMPSON THACHER & BARTLETT LLP

[date]

Goldman, Sachs & Co.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Managing Underwriters
 "c/o UBS Securities LLC"
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

      1. The Shares have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be, validly issued, fully paid and nonassessable.

      2. The statements made in the Prospectus Supplement under the captions "Description of Series K Preferred Stock" and "Description of Depositary Shares", and in the Base Prospectus under the caption "Description of Depositary Shares", insofar as they purport to constitute summaries of the terms of the Preferred Stock and the Depositary Shares, constitute accurate summaries of the terms of the Shares and the Depositary Shares in all material respects.

      3. The statements made in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

      4. Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Deposit Agreement is the valid and legally binding obligation of the Depositary and the Registrar, the Deposit Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

      5. The issue and sale of the Shares and the Depositary Receipts by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution, delivery and performance of the Deposit Agreement by the Company will not violate any New York State statute or any rule or regulation that has been issued pursuant to any New York State statute or any order known to us issued pursuant to any New York State statute by any court or governmental agency or body having jurisdiction over the Company.

      6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or, to our knowledge, any federal or New York State court, is required for the issue and sale of the Shares and the Depositary Receipts by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares and the Depositary Receipts, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and the Depositary Receipts by the Underwriters.

      7. The Registration Statement has become effective under the Securities Act and the Prospectus Supplement was filed on September -, 2006 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

      8. The Company is not and, after giving effect to the issuance of the Shares and offering and sale of the Depositary Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

                                   EXHIBIT B-2

               DISCLOSURE LETTER OF SIMPSON THACHER & BARTLETT LLP

[date]

Goldman, Sachs & Co.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Managing Underwriters
"c/o UBS Securities LLC"
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

      (i) we advise you that each of the Registration Statement as of the date it first became effective under the Securities Act, and the Prospectus, as of September -, 2006, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

      (ii) nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of September 11, 2006 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the time of the pricing of the offering of the Shares on September 11, 2006, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in this clause (b) with respect to the final terms of the Shares, the final pricing or distribution terms of the offering of the Shares or information based upon or derived therefrom, or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of September 11, 2006 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

                                    EXHIBIT C

                 OPINION OF [NAME OF COMPANY'S INTERNAL COUNSEL]

[date]

Goldman, Sachs & Co.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
   as Managing Underwriters
"c/o UBS Securities LLC"
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

      1. WMB (a) was chartered under the laws of the United States to transact the business of a Federal savings bank and its charter is in full force and effect and (b) is in good standing under the laws of the United States.

      2. New American Capital, Inc. has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

      3. Each of the Significant Subsidiaries has the full corporate or other power and authority to own, lease and operate its properties and to conduct its business to the extent described in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Exhibit A.

      4. WMI and the Significant Subsidiaries are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

      5. The execution, delivery and performance of the Deposit Agreement and the Underwriting Agreement by WMI, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which WMI or any Significant Subsidiary is a party or by which WMI or any Significant Subsidiary is bound or to which any of the properties of WMI or any Significant Subsidiary is subject, except for such breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) (A) WMI's articles of incorporation, WMB's charter, or New American Capital, Inc.'s certificate of incorporation or (B) the bylaws of WMI or any Significant Subsidiary.

      6. To my knowledge, (i) WMI is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which WMI or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus but are not so described as required.

      7. No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document or otherwise known to me, to cause WMI to register under the Act any shares of common stock or shares of any other capital stock or other equity interest in WMI or to include any such shares or interest in the Registration Statement or the offering contemplated thereby.

      8. The capital stock of WMI conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Pricing Prospectus.

      9. All of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, are owned directly or indirectly, as the case may be, by WMI, in each case subject to no security interest, other encumbrance or adverse claim.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

                                    EXHIBIT D

                              OFFICERS' CERTIFICATE

            Each of the undersigned, [-],[-] of Washington Mutual, Inc., a Washington State corporation (the "Company"), and [-],[-] of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated September 11, 2006 (the "Underwriting Agreement") between the Company and, on behalf of the several Underwriters named therein, Goldman, Sachs & Co., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, that as of the date hereof:

1. He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in paragraph (h) of Section 6 of the Underwriting Agreement have been met.

            Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this _____ day of September, 2006.

                                      -----------------------------------------
                                      Name:
                                      Title:

                                      -----------------------------------------
                                      Name:
                                      Title:

                                      D-2